EXHIBIT 10.63

     STOCK OPTION AGREEMENT made as of the 12th day of June, 2001 between NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a New York corporation (the "Company"), and James Bigl (the "Optionee").

     WHEREAS, the Optionee is an employee of the Company or a subsidiary thereof;

     WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company;

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee (the "Grant") the right and option to purchase Common Shares of the Company under and pursuant to the terms and conditions of the 1999 Stock Option Plan (the "Plan") and upon and subject to the following terms and conditions:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to Twenty Thousand (20,000) Common Shares of the Company (the "Option Shares") during the following periods:

          (a) All or any part of Six Thousand Six Hundred Seventy (6,670) Common Shares ("Option Share Portion (a)") may be purchased during the period commencing June 12, 2002 and terminating at 5:00 P.M. on June 11, 2007 (the "Expiration Date").

          (b) All or any part of Six Thousand Six Hundred Sixty-Five (6,665)Common Shares ("Option Share Portion (b)") may be purchased during the period commencing on June 12, 2003 and terminating at 5:00 P.M. on the Expiration Date.

          (c) All or any part of Six Thousand Six Hundred Sixty-Five (6,665) Common Shares ("Option Share Portion (c)") may be purchased during the period commencing on June 12, 2004 and terminating at 5:00 P.M. on the Expiration Date.

          (d)  Notwithstanding  anything to the contrary contained in Section 12
     (a) of the Plan, the Option must be exercised in whole (or in part, if not fully vested), one year after termination of Optionee's employment with the Company for reasons other than those referred to in Section 5.2 of the Employment Agreement.

     2. NATURE OF OPTION. Such Options to purchase the Option Shares are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options".

     3. EXERCISE PRICE. The exercise price of each of the Option Shares shall be Three dollars and no cents ($3.00) (the "Option Price"). The Company shall pay all original issue or transfer taxes on the exercise of the Option.

     4. EXERCISE OF OPTIONS. The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise (in the form annexed hereto as Exhibit A) and payment of the Option Price by check in an amount at least equal to the par value of the Common Shares, together with a recourse promissory note in an amount equal to the balance of the exercise price or as otherwise provided for in the Plan, the Company shall tender to the Optionee certificates issued in the Optionee's name evidencing the number of Option Shares indicated in the notice of exercise.

     5. CAPITAL ADJUSTMENT.

          (a) If the Company is merged or consolidated with or into another corporation where the Company is not the survivor, there shall be substituted for the Shares issuable upon exercise of the outstanding Options an appropriate number of shares of each class of stock, other securities or other assets of the merged or consolidated corporation which were distributed to the shareholders of the Company in respect of such Shares; provided, however, that the Option may be exercised in full by the Optionee as of the effective date of any such merger or consolidation of the Company without regard to the installment exercise provisions of Paragraph 1, by the Optionee giving notice in writing to the Company of his intention to so exercise.

          (b) If the Company is liquidated or dissolved then all outstanding portions of the Option may be exercised in full by the Optionee as of the effective date of any such liquidation or dissolution of the Company without regard to the installment exercise provisions of Paragraph 1, by the Optionee giving notice in writing to the Company of his intention to so exercise.

          (c) If the outstanding Shares of Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to this Option and the Option Price for such Shares shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Option Price; provided, however, no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

     6. CHANGE IN CONTROL. In the event of a Change in Control (as hereinafter defined), any Options granted hereunder which have not vested as of the date of the Change in Control shall automatically vest on such date. For purposes of this Agreement, the term "Change in Control" shall mean:

          (a) the transfer, through one transaction or a series of related transactions, either directly or indirectly, or through one or more intermediaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, or the last of any series of transfers that results in the transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

          (b) approval by the stockholders of the Company of a merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the merged or consolidated company's then outstanding voting securities, entitled to vote generally, in the election of directors or with respect to a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company;

          (c) the transfer, through one transaction or a series of related transactions, of more than 50% of the assets of the Company, or the last of any series of transfers that results in the transfer of more than 50% of the assets of the Company. For purposes of this paragraph, the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the most recent financial statements prepared by the Company's independent accountants; or (d) during any fiscal year, individuals who at the beginning of such year constituted the board of directors of the Company (the "Board") and any new director or directors whose election by the Board was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the year or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     7. TRANSFERABILITY. The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

     8. INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

     9. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Secretary and to the Optionee at the address indicated below. Notices shall be deemed to have been given on the date of hand delivery or mailing, except notices of change of address, which shall be deemed to have been given when received.

     10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     11. ENTIRE AGREEMENT. This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

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     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                                        NATIONAL MEDICAL HEALTH CARD
                                        SYSTEMS, INC.

                                        By:
                                        /s/James Bigl
                                        Signature of Optionee

                                        James Bigl
                                        Name of Optionee

                                        15 Orchard Beach Blvd.
                                        Port Washington, NY 11050
                                        Address of Optionee
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                                   EXHIBIT A

                   NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

                              OPTION EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the Option dated June 12, 2001, to the extent of purchasing Common Shares of National Medical Health Card Systems, Inc. The undersigned hereby makes payment or covenants to make payment for such Common Shares pursuant to Section 13(b) of the Plan in payment therefor.

                                                James Bigl
                                                Name of Optionee

                                                /s/James Bigl
                                                Signature of Optionee

                                                Address of Holder

                                                Date